UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

November 2, 2005

(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.

J. Gordon Gaines, Inc.

Retirement Savings Plan

(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3760 River Run Drive Birmingham, Alabama	35243
(Address of principal executive offices)	(Zip Code)

(205) 970-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 2, 2005, PricewaterhouseCoopers LLP (“PwC”) notified the Chairman of the Audit Committee of the Board of Directors of Vesta Insurance Group, Inc. (the “Company”), the sponsor of the J. Gordon Gaines, Inc. Retirement Savings Plan (the “Plan”), that it would decline to stand for re-election as the independent registered public accounting firm for the Plan after the completion of procedures regarding the financial statements of the Plan as of and for the year ended December 31, 2004 and the Form 11-K in which financial statements will be included. PwC’s reports on the Plan’s financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle. The Audit Committee did not recommend or approve PwC’s decision to decline to stand for re-election.

For the years ended December 31, 2003 and 2002 and through November 2, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its report on the Plan’s financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Plan has provided PwC with a copy of the above disclosures and requested that PwC provide the Company with a letter stating whether or not PwC agrees with the above statements.

As of November 2, 2005, the Plan had not yet engaged any new independent accountants to replace PwC.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

16.1	Letter from PricewaterhouseCoopers LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of November 8, 2005.

VESTA INSURANCE GROUP, INC.

By:	/s/ Donald W. Thornton
Its:	Senior Vice President —
General Counsel and Secretary